AGREEMENT AND PROMISSORY NOTE

FACE AMOUNT:	$210,000

INTEREST RATE	14% per annum compounded monthly

NOTE NUMBER	001

TERM	24 Months

ISSUANCE DATE	May 9, 2011

MATURITY DATE	May 9, 2013

FOR VALUE RECEIVED, EGPI Firecreek, Inc., a Nevada corporation, (“EGPI”) having a mailing address at 6564 Smoke Tree Lane, Scottsdale, Arizona 85253(OTC BB: EFIR), and Energy Producers Inc., a Nevada corporation, also having a mailing address at 6564 Smoke Tree Lane, Scottsdale, Arizona 85253 (individually and collectively, the “Company” or “Companies” or “Makers” ), irrevocably agree to the following terms and conditions and do hereby jointly and severally promise to pay to the order of TWL Investments a LLC, an Arizona limited liability company, its successors and assigns (together with its successors and assigns, the “Holder” ) having a mailing address of 3415 W. Pershing Avenue, Phoenix, Arizona 85029, by the Maturity Date, or earlier, the Face Amount of Two Hundred Ten Thousand Dollars US ($210,000) plus all accrued interest, charges, fees, and other considerations that may become due under this Promissory Note (the “Note”) in such amounts, at such times and on such terms and conditions as are specified herein.  The Companies and the Holder are sometimes hereinafter collectively referred to as the “Parties” and each a “Party” to this Agreement.

Article 1
Method of Payment/Interest

Section 1.1

All payments made to the Holder in satisfaction of this Note (referred to as a "Payment," or "Payments") shall be made in US funds payable to Holder or its designate on the ninth (9th) day of each month ("Payment Date" or "Payment Dates") beginning with June 9, 2011 until all amounts payable under this Note are paid in full.  The Companies shall make Payments of principal each month in the amount of (a) [$4,375.00] on the first Payment Date and (b) for each month thereafter until this Note is paid in full an amount equal to the then current outstanding principal balance of the Note divided by the number of Payment Dates remaining, including the Maturity Date.  Concurrently with each Payment of principal, on each Payment Date the Companies shall pay all accrued and outstanding interest on the outstanding principal amount at the rate of 14% per annum compounded monthly (computed on the actual number of days elapsed over a year of 360 days).

Section 1.2

Notwithstanding any provision to the contrary in this Note, the Companies may pay to the Holder all or any part of the Face Amount, or any balance remaining thereon, in readily available funds at any time and from time to time without premium or penalty.

Section 1.3

All Payments, including voluntary prepayments, underpayments or overpayments will be applied first to any outstanding fees or costs, unpaid interest, and then to installments of principal in their inverse order of maturity.

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Section 1.4
Any fees, charges, late fees, costs or other charges due and payable hereunder may, at Holder’s option, be added to the outstanding principal amount to increase the Face Amount hereof.  Holder may require, from time to time, that Makers issue a revised Note to reflect this new Face Amount, however, notwithstanding any number reflected hereon, the Face Amount and principal balance reflected on Holder’s books and records will be definitive absent manifest error.

Article 2
Collateral

Section 2.1

Each Company does hereby further agree (i) to issue to Holder for use as Collateral all rights, title and interest to the oil, gas and mineral leases and equipment described in the hereto attached Exhibit “A” (the “Leases”) including any renewals, extensions, or ratifications, and the oil and gas leasehold estates and related working interests in the lands described on Exhibit “A” titled  “Assignment and Bill of Sale” issued by Ginzoil, Inc. to the Companies;  (ii) to enter into the  Security Agreement attached hereto as Exhibit “B” (the “Security Agreement”) granting to Holder and to Thomas Richards (“Co-Lender”) a security interest in all of the Companies’ assets relating to the Leases and in certain equipment as more particular set forth in the Security Agreement.

Section 2.2

Each Company hereby consents without restriction to the registration of a binding lien on the above described Collateral property in favor of Holder and shall cause such lien to be in first senior position on the Collateral property.  The cost of developing and registering such lien shall be born by Makers and payable on demand by Holder.

Section 2.3

Concurrent with the signing of this Agreement, the Company shall additionally perfect the rights of the Holder by executing the “Collateral Assignment of Mineral Leases” Agreement attached hereto as Exhibit “C”.

Section 2.4

 Holder and Companies hereby agree that the Collateral Assignment of Mineral Rights described in Section 2.3 above may be utilized by Holder only in the Event of Default (as hereinafter defined) and at Holder’s sole discretion.

Section 2.5

This Note is to be full recourse.  Notwithstanding the value of any collateral securing this Note or any proceeds received by such collateral, the entire outstanding amount hereunder shall be payable when due.

 Article 3
Other Terms and conditions

Section 3.1

All funds loaned and delivered to Makers under this note are to be used exclusively for the enhancement and further development of the Collateral property as listed in Exhibit “A”, and/or upon Holder’s written approval.   It is understood and agreed that all operating expenses and current outstanding payables are to be paid by the Companies out of revenues or other.

Section 3.2

The initial advance of funds hereunder will be made into an escrow account established and maintained by an escrow agent selected by, and upon terms and conditions acceptable to Holder in Holder’s absolute discretion.  Such escrow account will provide, among other things, for all proceeds to be distributed to Makers only upon confirmation and approval by Holder that the funds are to be used in accordance with proscribed uses.  All amounts held in the escrow account will continue to accrue interest at the interest rate.

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Section 3.3

As additional consideration for advancing money under this Note, Makers will pay to Holder out of the proceeds an origination fee of Ten Thousand dollars ($10,000) representing 5% of funds delivered under this Note which such fee shall be deemed to have been fully earned and payable at the origination of this Note.

Section 3.4

On the effective date of this Note, the Collateral above described shall be free and clear of all liens, claims or other encumbrances other than Permitted Liens as described in the Security Agreement.   No other liens or encumbrances shall be placed or caused to be placed on the Collateral property or rights securing this Note without the express written approval of Holder until all obligations of the Companies under this Note are fully satisfied.

Section 3.5

The Parties intend that Holder will achieve a rate of return no worse than any other material lender of the Makers.  If Makers desire to obtain financing from another Lender, then Holder, at Holder’s sole option, may elect to have the terms and compensation for this Note adjusted to match any or all of the terms of the proposed new lender, including but not limited to, the interest rate and/or the issuance of Makers’ stock warrants or options.   Additionally, the then value of any extra costs incurred by the Company or its subsidiaries or considerations, origination fees, due diligence fees, discounts, and/or third party commissions given or paid by the Company or any subsidiary for such funding that are in total in excess of 5% of the financing(s) amount, a proportionate amount will be added to the Face Amount of this Note.

Section 3.6

At no time shall any fees, interest, Liquidated Damages or other charges that may be otherwise applicable under the terms of this Agreement and Note cause this Note to exceed that return to Holder permitted by law, and if such would be the case, such charges, fees and interest shall be adjusted downward to that maximum allowed by law.

Article 4
Defaults and Remedies

Section 4.1

Events of Default. An “Event of Default” occurs if any one of the following occur:

(a)           The Companies fail to timely pay any monetary obligation under this Note, including principal, interest, fees or otherwise, in accordance with the terms of this Note;

(b)           Either Company,  pursuant to or within the meaning of any Bankruptcy Law (as defined below): (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian (as defined below) of the Company or for its property; (iv) makes an assignment for the benefit of its creditors; or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company or for its property; or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for sixty (60) calendar days;

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(c)           EGPI’s $0.001 par value common stock (the “Common Stock”) is suspended or is no longer listed on any recognized exchange, including an electronic over-the-counter bulletin board, in excess of two (2) consecutive trading days (excluding suspensions of not more than one (1) trading day resulting from business announcements by the EGPI’s);

(d)           Either Company comes into default on any other note, debt, financial obligation or other Agreement regardless if it is notified of default by the creditor or Note holder, including debt to Co-Lender.

(e)           Any litigation subsequent to the date of this Note is threatened or filed against either Company or any of their assets for an amount in excess of $50,000.00.

(f)           Either Company breach any other term of this Note, the Security Agreement, or any other agreement between the Companies, or either of them, and Holder or any of the Companies’ representations or warranties made to Holder are false or materially misleading;

(g)           The occurrence of any event which is described elsewhere in this Note as constituting an Event of Default hereunder.

As used in this Section 4.1(b), the term “Bankruptcy Law” means Title 11 of the United States Code or any similar federal or state law for the relief of debtors, and the term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 4.2

Remedies.  Upon the occurrence of each and every Event of Default, if such default is not cured to the satisfaction of Holder within five (5) days, the Holder, may seek any or all of the following remedies:

(a)           Upon the occurrence, and during the continuation, of an Event of Default: (a) at Holder’s option, all amounts due and owing under this Note shall be immediately due and payable without demand and without notice to Makers, (b) Holder shall have all rights and remedies available to it at law or equity for collection of the amounts due under this Note; (c) Holder shall have all rights and remedies available to it under any applicable law or as otherwise provided at law or in equity; (d) Makers shall pay to Holder, in addition to the sums stated herein, the reasonable costs of collection, regardless of whether litigation is commenced, including any reasonable attorneys’ (and any other consultants’ or experts’) fees, expenses and other costs, to the extent not prohibited by law; and (e) notwithstanding any other provision of this Note, during the period of existence of such Event of Default, interest on the principal amount outstanding evidenced by this Note shall accrue and be paid, not at the Interest Rate, but at the lesser of (i) the Default Rate (defined below), or (ii) the maximum lawful rate of interest under the applicable Usury Law, if any.

(b)           To the extent allowed by law, the interest rate shall increase to 18% annually and interest shall be computed and owed retroactively at that rate from the original date of this Note (the “Default Rate”).  Additionally if and as permitted by law, after an Event of Default, Holder may charge a late fee on any late Payment, including failure to pay the Face Amount at the Maturity Date, equal to two and one-half percent (2.5%) per month on the total outstanding principal amount at the date such Payment was due until such late Payment is made.  Such election by Holder shall not impair or restrict its right to foreclose on the Collateral by executing Holder’s rights under the Collateral Assignment of Mineral Leases at any time. The Parties acknowledge that this late fee is not interest under this Note and shall not constitute a penalty.

(c)           Holder’s rights and remedies under this Note shall be cumulative.  Holder shall have all other rights and remedies as provided under the Uniform Commercial Code as in effect in the State of [Texas], or otherwise by law, or in equity.  No exercise by Holder of one right or remedy shall be deemed an election, and no waiver by Holder of any Event of Default shall be deemed a continuing waiver.  No delay by Holder shall constitute a waiver, election, or acquiescence by it.

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Article 5
Notice

Section 5.1

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Note must be in writing and will be deemed to have been delivered (i) upon delivery, when delivered personally; (ii) upon via E-mail so long as it is properly addressed and provided a confirmation is also sent by US mail the same day; or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, so long as it is properly addressed.  The addresses and facsimile numbers for such communications shall be as follows unless the Parties give notice of any change of address:

If to the Company:

Attn: Dennis Alexander
EGPI Firecreek, Inc.
6564 Smoke Tree Lane
Scottsdale, Arizona 85253
E-Mail:   energyproducers@aol.com
Telephone: (480) 948-6581
Fax: (480) 443-1430

If to the Holder:

TWL Investments a LLC
c/o Mr. Larry Trapp
3415 W. Pershing Ave.
Phoenix, AZ  85209
E-mail:  ltrapp@cox.net
tr5623@aol.com
Telephone: (602) 942-5162
     (602) 318-9216
Facsimile:  (866) 903-5306

Section 5.2

The Parties are required to provide each other with notice to of any change in address, phone number, facsimile number, or E-mail address within 3 business days following such change.

Article 6
Time

Section 6.1

Where this Note authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a holiday on which the United States Post Office is closed (“Holiday”), such payment shall be made or condition or obligation performed on the last business day preceding such Saturday, Sunday or Holiday.  A “business day” shall mean a day on which the US Post Office is open for a full day or half day.

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Article 7
No Assignment.

Section 7.1

This Note and the obligations hereunder shall not be assigned by Makers.

Article 8
Rules of Construction.

Section 8.1

In this Note, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the tense so indicates, words of the neuter gender may refer to any gender.  The numbers and titles of sections contained in this Note are inserted for convenience of reference only, and they neither form a part of this Note nor are they to be used in the construction or interpretation hereof.

Article 9
Governing Law

Section 9.1

The validity, terms, performance and enforcement of this Note shall be governed and construed by the provisions hereof and in accordance with the laws of the state of Arizona applicable to agreements that are negotiated, executed, delivered and performed solely in the state of Arizona.

Article 10
Conditions to Closing

Section 10.1

The Company shall have delivered the proper Collateral to the Holder before Closing of this Note.

Article 11
Closing Costs

Section 11.1

The Parties agree that other than as prescribed in this Note, each Party will pay its own closing costs.

Article 12
Indemnification

Section 12.1

In consideration of the Holder’s execution and delivery of this Agreement and the funding by the Holder of this Note and in addition to all of the Companies’ other obligations under the documents contemplated hereby, each Company, jointly and severally, shall defend, protect, indemnify and hold harmless the Holder and all of its members, officers, directors, employees, counsel, and direct or indirect investors and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnified Parties”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), and including, without limitation, reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnified Party as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by either Company in the Note, or any other certificate, instrument or document contemplated hereby or thereby, or (ii) any breach of any covenant, agreement or obligation of the Companies contained in the Note or any other certificate, instrument or document contemplated hereby, except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with written information furnished to either Company by, or on behalf of, the Holder.  To the extent that the foregoing undertaking by the Companies may be unenforceable for any reason, each Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.  The indemnity provisions contained herein shall be in addition to any cause of action or similar rights the Holder may have, and any liabilities the Holder may be subject to.

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Article 13
Omitted

Article 14
Waiver

Section 14.1

The Holder’s delay or failure at any time or times hereafter to require strict performance by Makers of any obligations, undertakings, agreements or covenants shall not waive, affect, or diminish any right of the Holder under this Note to demand strict compliance and performance herewith.  Any waiver by the Holder of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type.  None of the undertakings, agreements and covenants of the Makers contained in this Note, and no Event of Default, shall be deemed to have been waived by the Holder, nor may this Note be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by a separate instrument in writing specifying such waiver, amendment, change or modification and signed by the Holder.

Article 15
Miscellaneous

Section 15.1
This Note may be executed in two (2) or more counterparts, all of which taken together shall constitute one instrument.  Execution and delivery of this Note by exchange of facsimile copies bearing the facsimile signature of a Party shall constitute a valid and binding execution and delivery of this Note by such Party.  Such facsimile copies shall constitute enforceable original documents.

Section 15.2
Each Company warrants that the Companies are corporations duly organized and validly existing in good standing under the laws of the respective jurisdictions of their incorporation, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted.  Both of the Companies are duly qualified to do business and are in good standing in every jurisdiction in which their ownership of property or the nature of the business conducted by them makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  As used in this Note, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Companies, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Companies to perform their obligations under the Note.

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                                Each Company further warrants that the execution, delivery and performance of this Note by the Companies and the consummation by the Companies of the transactions contemplated hereby will not (i) result in a violation of such Company’s Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Companies or the Bylaws, (ii) conflict with, or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which either Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree, including United States federal and state securities laws and regulations and the rules and regulations of the principal securities exchange or trading market on which the Common Stock is traded or listed (the “Principal Market”), applicable to the Companies (which for purposes of this Note means any entity in which either Company, directly or indirectly, owns capital stock or holds an equity or similar interest) or by which any property or asset of the Companies is bound or affected.  Neither of the Companies is in violation of any term of, or in default under, their respective Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of either Company or the Bylaws or their organizational charter or Bylaws, respectively, or any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Companies.  The business of the Companies is not being conducted, and shall not be conducted, in violation of any law, statute, ordinance, rule, order or regulation of any governmental authority or agency, regulatory or self-regulatory agency, or court, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect.  Neither Company is required to obtain any consent, authorization, permit or order of, or make any filing or registration with, any court, governmental authority or agency, regulatory or self-regulatory agency or other third party in order for it to execute, deliver or perform any of its obligations under, or contemplated by, this Note in accordance with the terms hereof or thereof. All consents, authorizations, permits, orders, filings and registrations which the Companies are required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof and are in full force and effect as of the date hereof.  Neither of the Companies are aware of any facts or circumstances which might give rise to any of the foregoing.  The Company is not, and will not be, in violation of the listing requirements of the Principal Market as in effect on the date hereof and is not aware of any facts which would lead to delisting of the Common Stock by the Principal Market.

Section 15.3

Authorization; Enforcement; Compliance with Other Instruments.  Each Company further warrants that: (i) each Company has the requisite corporate power and authority to enter into and perform its obligations under this Note, and the execution and delivery of this Note by the Companies and the consummation by it of the transactions contemplated hereby and thereby, including without limitation no further consent or authorization is required by either Company, its Board of Directors, or its shareholders; (iii) this Note has been duly and validly executed and delivered by the Companies; and (iv) this Note constitutes the valid and binding obligations of the Companies enforceable against the Companies in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

Section 15.4

This Note is the final agreement between the Companies and the Holder with respect to the terms and conditions set forth herein, and the terms of this Note may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the Parties.

Section 15.5

All representations made by or relating to the Companies of a historical nature and all undertakings described herein are true and correct and shall relate and refer to the Companies and their predecessors.

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Section 15.6

There are no disagreements of any kind presently existing, or reasonably anticipated by either Company to arise, between either Company and the accountants, auditors and lawyers formerly or presently used by either Company, including but not limited to disputes or conflicts over payment owed to such accountants, auditors or lawyers.

Section 15.7

Each Company acknowledges that its failure to timely meet any of its obligations hereunder, including, but without limitation, its obligations to make Payments, will cause the Holder to suffer irreparable harm and that the actual damage to the Holder will be difficult to ascertain.  Accordingly, the Parties agree that, to the extent any late fees, charges, default interest or other remedies are deemed to be liquidated damages, it is appropriate to include in this Note such provisions for liquidated damages.  The parties acknowledge and agree that any such liquidated damages provision set forth in this Note represents the Parties’ good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and do not constitute a penalty.  The payment of liquidated damages shall not relieve the Company or Companies from their obligations under this agreement.

Section 15.8

Each Company hereby represent and warrant to the Holder that: (i) it is voluntarily issuing this Note of its own freewill, (ii) it is not issuing this Note under economic duress, (iii) the terms of this Note are reasonable and fair to each Company, and (iv) each Company has had independent legal counsel of its own choosing review this Note, advise the Company with respect to this Note, and represent the Company in connection with its issuance of this Note.

Section 15.9

The Parties each acknowledge that this Note was formulated jointly and that any flaw or ambiguity that may exist shall not be challenged by the Company and should a court of competent jurisdiction be asked to rule on the meaning of any term or provision contained in this Note, that the Company hereby stipulates that such flaw or ambiguity be judged by a court of law in favor of the Holder.

Section 15.10 - Severability:

Should a court of competent jurisdiction rule that any part of this Note is invalid or unenforceable, the remaining parts and provisions shall remain in full force and effect.

Section 15.11 – Time

Time is of the essence in all matters under this Note.

Section 15.12 – Revival and Reinstatement

To the extent that any Payment to Holder or any payment or proceeds of any collateral received by Holder in reduction of the principal amount of this Note is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, to either Company as a debtor-in-possession, or to a receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then the portion of the debt intended to have been satisfied by such Payment or proceeds shall remain due and payable hereunder, be evidenced by this Note, and shall continue in full force and effect as if such payment or proceeds had never been received by Holder whether or not this Note has been marked “paid” or otherwise canceled or satisfied or has been delivered to Issuer, and in such event the Companies shall be immediately obligated to return the original Note to Holder and any marking of “paid” or other similar marking shall be of no force or effect.

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Section 15.13 – WAIVER OF JURY TRIAL AND COUNTERCLAIMS. TO THE FULLEST EXTENT PERMITTED BY LAW, AND AS SEPARATELY BARGAINED-FOR CONSIDERATION TO HOLDER, EACH MAKER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR OTHERWISE RELATING TO ANY OF THE MODIFIED DOCUMENTS, THE OBLIGATIONS, THE COLLATERAL, OR HOLDER’S CONDUCT IN RESPECT OF ANY OF THE FOREGOING.  TO EFFECTUATE THE FOREGOING, HOLDER IS HEREBY GRANTED AN IRREVOCABLE POWER OF ATTORNEY TO FILE, AS ATTORNEY-IN-FACT FOR BORROWER, A COPY OF THIS NOTE IN ANY COURT, AND THE COPY OF THIS NOTE SO FILED SHALL CONCLUSIVELY BE DEEMED TO CONSTITUTE MAKERS’ WAIVER OF TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR OTHERWISE RELATING TO ANY OF THE MODIFIED DOCUMENTS, THE OBLIGATIONS, THE COLLATERAL OR LENDER’S CONDUCT IN RESPECT OF ANY OF THE FOREGOING.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its authorized officer as of the date first indicated above.

MAKERS:

EGPI FIRECREEK, INC.				ENERGY PRODUCERS, INC.

By:	/s/Dennis Alexander	Date:	May 9, 2011	By:	/s/Dennis Alexander	Date:	May 9, 2011
Name:	Dennis Alexander			Name: Dennis Alexander
Title:	Chief Executive Officer			Title: Chief Executive Officer

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EXHIBIT “A”

Assignment and Bill of Sale

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Exhibit “B”

Security Agreement

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Exhibit “C”

Collateral Assignment of Mineral Leases

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EXHIBIT D

SUBORDINATION AGREEMENT

I, Thomas Richards, being holder and beneficiary of Notes made by EGPI Firecreek Inc., (“Firecreek”) dated May 29, 2009, September 17, 2009 and that Note dated November 26, 2008 made by EGPI Firecreek Inc. with Dutchess Private Equities Fund LTD, and assumed by me on September 15, 2009, do hereby agree that the Collateral and Security Rights prescribed and granted  in the above Notes and/or such rights that I may otherwise possess in the collateral contemplated to be pledged to TWL INVESTMENTS (‘TWL”), under a Note and Agreement between Firecreek and  its subsidiary, Energy Producers Inc, (collectively, the “Companies”), and TWL dated May 9, 2011, with such collateral being described in Exhibit “A” of that Agreement, shall be subordinate to those collateral and security claims of TWL under that Note and Agreement provided and for the consideration that the above listed notes held by me and the obligations of Firecreek contained therein, shall be cross collateralized with the obligations of  the Companies to TWL under the Note and Security Agreement to be executed in conjunction with the Companies Note and Agreement dated May 9, 2011with TWL and be made part thereof.

This Agreement to subordinate shall remain in effect until whichever occurs first of such time as all obligations of Firecreek to TWL under their Note and Agreement and Security Agreement of are fully satisfied, or; at the sole discretion of Holder, until such time as the security position of TWL under their Note or Security Agreement above described is threatened by a third party or held fully or partially invalid, unenforceable or otherwise compromised by a court of competent jurisdiction in which case and at which time the notes between Holder and Firecreek shall revert to a first position senior collateral claim against the property and leases described in exhibit “A” of the above referenced Note and Agreement.

/s/Thomas Richards		May 9, 2011
Date:
Thomas Richards

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